Exhibit 10.2
                                TEAMING AGREEMENT
                                     Between
                        ManTech International Corporation
                                       And
                            GP Strategies Corporation


         THIS TEAMING AGREEMENT, (hereinafter referred to as the "Agreement") made and entered into this 21st day of October, 2003, by and between GP Strategies Corporation (hereinafter referred to as "Sub" or "GPX"), having offices located at 777 Westchester Avenue, White Plains, NY 10604 and ManTech International Corporation, a Delaware corporation, (hereinafter referred to as "Prime" or "ManTech"), with offices located at 12015 Lee Jackson Highway, Fairfax, VA 22033 (as used herein, the term "Party", "Receiving Party", and "Disclosing Party" shall mean ManTech and GPX severally and the term "Parties" means ManTech and GPX collectively).

                                    RECITALS

         WHEREAS, ManTech offers information technology and technical services to customers in the federal government focusing primarily on critical national defense programs for the intelligence community and the Department of Defense; and

         WHEREAS, ManTech's customers occasionally request certain performance improvement and technical training services that ManTech cannot offer to its customers directly; and

         WHEREAS, ManTech and GPX desire to enter into this Agreement in order to permit GPX to provide certain performance improvement and technical training services to ManTech's customers at the request of ManTech; and

         WHEREAS, this Agreement is entered into to enable each Party to enjoy the benefits of certain Confidential or Proprietary Information (as defined herein) of the other Party and the capability of the other Party in areas which are not otherwise independently and publicly available; and

         WHEREAS, the Parties believe that by combining their respective and complementary skills, capabilities, and expertise, they can design, develop, and provide superior services to ManTech's customers.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the Parties agree to enter into an Agreement, as follows:


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1.       PURPOSE

1.1 In the event Prime identifies a proposal opportunity which requires Prime's expertise in the information technology and technical services area and Sub's expertise in the performance improvement and technical training services area, Prime and Sub will work together to prepare a response to such request for proposals and both Parties shall use their commercially reasonable efforts to cause the selection of Prime as Prime Contractor for the program and the acceptance of Sub as the Subcontractor.

2.       PROPOSAL EFFORTS

2.1 Prior to submission of any joint proposal, the Parties shall agree on the terms of the subcontract between Prime and Sub. If after negotiation in good faith, the parties are unable to reach agreement on the terms of a subcontract, each party shall be entitled to pursue the opportunity separately.

2.2 The Parties will furnish, for incorporation into any proposal, material pertinent to the work assigned to the respective Parties, including, but not limited to, manuscripts, art work, and Work Breakdown Structure (WBS), element cost and/or pricing data, as appropriate. The Parties will furnish qualified personnel who will cooperate together in drafting a proposal. The Sub shall provide Prime, as part of its cost proposal, a Certificate of Current Cost or Pricing Data with detailed supporting schedules consistent with Federal Acquisition Regulations (FAR), except that Sub shall have the right to limit disclosure of its proprietary financial data directly to the Comptroller of the United States or the DCAA at its sole discretion.

2.3 If required, Sub will assure, as reasonably requested, availability of management and technical personnel to assist Prime in discussions and negotiations with the customer.

2.4 Each Party will bear all costs, risks, and liabilities incurred by it arising out of its performance of this Agreement. The Prime will be responsible for the graphic arts, printing, binding, and delivery costs of the proposal. Neither Party shall have any right to any reimbursement, payment, or compensation of any kind from the other during the period up to the award of a prime contract unless otherwise specifically agreed to in writing by the Parties.

2.5 The Prime will have the sole right to decide the form and content of all documents submitted to the customer, its agencies, departments, or other subdivisions thereof; however, Prime will afford Sub the opportunity to review the form and the content of Sub's part of the proposal to ensure that Sub's data is adequately identified and portrayed and Sub will have the opportunity to ensure such corrections as shall be necessary were made by Prime. The Sub will offer Prime its advice and aid and will prepare the substantive content of its area of the proposal and other data and will have the opportunity to ensure any corrections as shall be necessary were made by Prime.

2.6 Prime shall provide Sub with copies of correspondence or documentation with the customer or with the Government which relates to the subcontract. Subject to customer approval, Sub will have the right to be present at meetings with the customer where the terms or performance of the subcontract will be discussed.


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2.7 In the event Prime is requested or presented the opportunity to make presentations, whether orally or by written communications to the customer concerning the proposal effort, the content of the presentation thereof pertaining to Sub's portion of the proposal shall be made known to Sub, subject to any prohibitions or restrictions which may be imposed by the Customer, and Sub will support such presentations as reasonably requested by Prime if it relates to Sub's area of the proposal.

3.       SUBCONTRACT

3.1 Each time during the period of this Agreement a prime contract is awarded to Prime as a result of the Parties' joint proposal effort, Prime will, to the extent permitted by Government rules, regulations, and applicable law, award a subcontract to Sub for the work to be performed by Sub in accordance with the schedule and technical specifications of the prime contract subject to the provisions of paragraph 2.1 above.

3.2 The Parties agree that the terms and conditions of any resulting subcontract will contain all the mandatory flow down provisions of the prime contract (including, without limitation, termination for convenience and changes provisions) to make the subcontract consistent with the terms and conditions of the prime contract and such other terms as the Parties may mutually agree. It is agreed that the terms and conditions will not conflict with Government rules, regulations, and applicable law.

3.3 It is understood that Prime may be directed by the customer to place the work contemplated as Sub's responsibility to another source or direct that such work be bid on a competitive basis. In either of such cases, however, Prime, in consultation and cooperation with Sub, shall use commercially reasonable efforts to determine the cause of Sub's rejection and try to encourage the customer to accept Sub. If such efforts are unsuccessful, it is agreed that Prime shall comply with the customer's direction, and upon written notice to Sub, this Agreement relating to the specific proposal effort shall terminate. Under such circumstances, Prime shall have no further obligations to Sub hereunder for such specific proposal effort, except any surviving obligations arising under Sections 4 and 5 hereunder.

3.4 It is agreed between the Parties that Prime shall be prime contact with the customer concerning the joint proposal. In the event it becomes desirable for Sub to contact the customer concerning the joint proposal, such contact shall be approved by Prime to ensure coordination of efforts and understanding of commitments prior to such contacts.

3.5 Although Prime is contemplated as the prime interface with the customer, it is recognized that Sub may have continuing relations with such customer and may be the recipient of inquiries concerning the subject matter of this Agreement or any specific jointly prepared proposal hereunder. Therefore, any cogent communications invited by the customer directly with Sub concerning any matter involving a specific proposal under this Agreement shall not be deemed to be a breach of this Agreement, provided Prime is notified in a timely manner thereof by Sub. This Agreement shall not be deemed to have been breached, and Sub shall not be required to notify Prime concerning inconsequential communications between the customer and Sub. The Sub shall, when reasonably possible, notify Prime of such inconsequential communications.


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3.6 Any news release, public announcement, advertisement, or publicity released by either Party concerning this Agreement, or any jointly prepared proposals, resulting contracts or subcontracts to be carried out hereunder will be subject to prior approval of Prime, except as required by law or stock exchange regulation, and except that this Agreement and the terms thereof may be made known to the United States Government if requested. Any such publicity shall give due credit to the contribution of each Party.

4.       CONFIDENTIALITY

4.1 "Proprietary or Confidential Information" shall be defined as any information (a) disclosed by one Party to the other, whether oral, written or in other permanent form, which the Disclosing Party considers confidential or proprietary including, without limitation, financial information, performance, sales, technical data, marketing information, operating information, business pricing polices, programs, data systems, inventions, discoveries or other such work products, and (b) prominently identified as confidential or proprietary using an appropriate legend, marking stamp, or other clear and conspicuous written identification which unambiguously indicates the information being provided is the Disclosing Party's Proprietary or Confidential Information. Any such information other than in written or other permanent form when disclosed shall be considered Proprietary or Confidential Information hereunder, but only to the extent identified as the Disclosing Party's Proprietary or Confidential Information at the time of original disclosure and within fifteen (15) calendar days thereafter summarized and transmitted in written form which clearly and conspicuously identifies such Proprietary or Confidential Information.

4.2 The Parties shall hold in confidence, and withhold from third parties, any and all Proprietary or Confidential Information disclosed by one Party to the other and shall use Proprietary or Confidential Information only for the purpose(s) stated herein and for no other purpose unless the Disclosing Party shall agree otherwise in writing. Each Party agrees to safeguard from theft, loss, and negligent disclosure the other Party's Proprietary or Confidential Information received pursuant to this Agreement by utilizing the same degree of care as the Receiving Party utilizes to safeguard its own Proprietary or Confidential Information of a similar character from theft, loss, and negligent disclosure, but in no event shall such Party use less than reasonable care. Each Party agrees to limit access to Proprietary or Confidential Information to those officers, directors, and employees within the Receiving Party's organization who reasonably require such access to facilitate the realization of the designated purpose set forth herein.

4.3 Neither Party shall be liable for use or disclosure of any such Proprietary or Confidential Information if it can establish by contemporaneous, clear, and convincing written evidence that the same:

         a. is or becomes a part of the public knowledge or literature without breach of this Agreement by the Receiving Party; or

         b. is known to the Receiving Party without restriction as to further disclosure when received; or


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         c.       is independently developed by the Receiving Party without the use, directly or indirectly, or information received under this or other obligation of secrecy with the Disclosing Party; or

         d. becomes known to the Receiving Party from a third party who, to the best knowledge of the Receiving Party, had a lawful right to disclose it without breaching this Agreement; or

         e. is disclosed by the Disclosing Party to a third party, including the United States Government, without restriction as to further disclosure.

         f. such disclosure is in response to a valid order of a court of competent jurisdiction or other governmental body of the United States or any political subdivision thereof, or is otherwise required to be disclosed by law; provided, however, that the Receiving Party shall first have given prompt written notice to the Disclosing Party in order to allow the Disclosing Party to participate in objecting to production of the information.

4.4 Notwithstanding the obligation of nondisclosure set forth herein, Prime may disclose the Proprietary or Confidential Information of Sub to the United States Government during the term of this Agreement, but then only if marked with the appropriate restrictive legend in accordance with FAR 52.215-12 or DoD FAR SUPPLEMENT 252.227-7013, as applicable, or a substantially identical successor provision.

4.5 Should the Receiving Party be faced with judicial or United States Governmental action to disclose Proprietary or Confidential Information received hereunder, said Receiving Party must legally resist disclosing the Disclosing Party's Proprietary Information and promptly notify the Disclosing Party. The Disclosing Party, at its option, may join in contesting such disclosure.

4.6 Both Parties agree to promptly notify the other Party of the loss of any Proprietary or Confidential Information, and upon request of the Disclosing Party, the receiving Party shall surrender any part or all of the Proprietary or Confidential Information to the Disclosing Party.

4.7 Proprietary or Confidential Information shall remain the property of the Disclosing Party. Neither this Agreement nor the disclosure of Proprietary or Confidential Information hereunder shall be construed as granting any right or license under any invention or patent now or hereafter owned or controlled by either Party; nor shall any such disclosure constitute any representation, warranty, assurance, guaranty, or inducement concerning the infringement of any patent or other rights of others. No warranty of accuracy or completeness of any Proprietary or Confidential Information is provided herein.

4.8 The rights and obligations provided by this Agreement shall take precedence over specific legends or statements associated with Proprietary or Confidential Information when received.

4.9 Upon termination of this Agreement, each Party shall stop using all Proprietary or Confidential Information furnished hereunder and shall, upon written direction of the Disclosing Party, use its good faith efforts to return to the Disclosing Party or destroy all such Proprietary or Confidential Information, together with all copies made thereof by the receiving Party. Upon request, the receiving Party shall send the furnishing Party a destruction certificate. Notwithstanding the other provisions of this paragraph, each Party may make and retain one copy of such Proprietary or Confidential Information, but only for archival purposes.

4.10 Any United States Government classified information disclosed by one Party to the other shall be handled in accordance with the Department of Defense Industrial Security Manual for Safeguarding Classified Information (DoD 5220.22-M), its supplements, and/or other applicable Government security regulations.

4.11 The Receiving Party represents and warrants that no technical data furnished to it by the Disclosing Party shall be disclosed in violation of the International Traffic in Arms Regulation and the Export Administration Regulations. The Receiving Party further represents and warrants that technical data furnished to it by the Disclosing Party shall only be exported from the United States in compliance with the International Traffic in Arms Regulations and the Export Administration Regulations, including the requirement for obtaining an export license, if applicable. Notwithstanding any other provision of this Agreement, the Receiving Party shall indemnify and hold the Disclosing Party harmless for all claims, demands, damages, costs, fines, penalties, attorneys' fees, and all other expenses arising from the Receiving Party not complying with this clause or the International Traffic in Arms Regulations and the Export Administration Regulations.

5.       INTELLECTUAL PROPERTY RIGHTS

5.1 It is mutually understood and agreed that neither Party shall acquire, directly or by implication, any rights in any copyrighted works, patents, and inventions and/or Proprietary or Confidential Information of the other Party developed, authored, conceived, or reduced to practice prior to the date of this Agreement, including, but not limited to, inventions described and claimed in applications for United States Letters Patent filed prior to the date of this Agreement.

5.2 Subject to any rights of the customer, each Party shall retain title to any data, information, copyrighted works, or inventions if developed, authored, conceived, or reduced to practice independently and solely by that Party during the performance of this Agreement without the other Party's Proprietary or Confidential Information. In such event, no license, express or implied, shall inure to the benefit of the other participating Party to prepare copies and derivative works of such copyrighted works and to make, use, and sell products or processes incorporating such data, information, copyrighted works, or inventions.

5.3 In the event of inventions or copyrighted works developed by one Party during the performance of this Agreement, which invention or copyrighted work necessarily derives from and incorporates written Proprietary or Confidential Information disclosed by the other Party, such invention and/or copyrighted works shall be and remain the property of the inventing Party; provided, however, that the inventing Party shall and does hereby grant to the other Party hereto a nonexclusive, worldwide, royalty-free, irrevocable, assignable, sublicensable right and license to make copies and derivative works of such copyrighted works and to make, have made, use, sell, and have sold such invention, products, or processes incorporating such data, information, copyrighted works, or inventions.

5.4 In the event of inventions or copyrighted works developed jointly by the Parties during the performance of this Agreement, such inventions or copyrighted works shall be owned jointly by the Parties with each Party owning an undivided one-half interest in all such joint invention or copyrighted works. Neither Party shall take action with respect thereto which will adversely affect the rights of the other Party without the prior written consent thereof. Each Party shall have the right to make copies and derivative works of such copyrighted works and to make, have made, use, sell, and have sold such invention and products or processes incorporating such data, information, copyrighted works, or inventions without accounting to the other Party. The Prime shall have the first option of obtaining appropriate protection for jointly owned inventions and copyrighted works. In the event Prime elects not to obtain the necessary protection, Prime shall notify Sub, who shall then be entitled to proceed to obtain protection for such jointly owned inventions and copyrighted works.

6.       TERM

6.1 Unless terminated earlier pursuant to Section 6.3 below, the general proposal identification and preparation obligations hereunder shall remain in effect for a period of five (5) years.

6.2 This terms and conditions of this Agreement shall remain in effect for each proposal effort identified and responded to until the first of the following shall occur with respect to such specific proposal effort:

         a. An official customer announcement that the program has been canceled or an award will not be made based on the request for proposals or invitation to bid; provided, however, if the program is revived or reissued within three (3) months of said announcement in substantially the same form and content, this Agreement shall continue in full force and effect.

         b. Upon the award of a prime contract for the subject proposal effort to a contractor(s) other than Prime.

         c. Award of a prime contract to Prime and a subcontract to Sub. Upon execution of a subcontract as contemplated by this Agreement for all or any phases(s) of the Program, the subcontract with respect to that portion of the work covered thereby shall supersede this Agreement provided both Parties' obligations under Section 4 and 5 shall expressly survive the termination of this Agreement.

         d. The Prime is unable to obtain customer approval of Sub as a subcontractor to Prime, and the terms of the subcontract between Prime and Sub cannot reasonably be altered or changed to effect approval thereof by the customer.

         e.       Mutual consent of both Parties in writing.

         f. Two (2) years after the submission of a proposal effort and the customer has failed to make an award based on such submission.

         g. If Prime, at its sole discretion, determines not to submit a proposal for the specific proposal effort.

         h. An Event of Default occurred (as defined in section 6.3 below) which is specific to a certain proposal effort.

         In the event this Agreement is terminated for a specific proposal effort identified and responded to by the Parties, either Party shall be free to pursue its individual technical approaches in association with the successful contractor or a third party for work covered by the specific proposal effort, provided both Parties agree that their respective obligations under Section 4 and 5 shall expressly survive.

6.3 If a Party fails to perform a material obligation under this Agreement, the non-breaching Party shall give written notice in accordance with the Notice provisions set forth herein setting forth the reasons for such breach in reasonable detail. The alleged breaching Party shall have fifteen (15) days from receipt of the default notice to correct the deficiency or to present a good faith plan to correct the deficiency within a "reasonable period of time". A "reasonable period of time" shall depend on the nature of the deficiency and its impact on the critical path for accomplishing the objectives of the Agreement or a specific proposal effort. If the alleged breaching Party does not in a timely fashion correct the deficiency or present a good faith plan to correct the deficiency "within a reasonable" time (an "Event of Default"), the non-breaching Party shall have the right to terminate this Agreement.


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7.       EXCLUSIVITY

7.1 Because each proposal effort will involve business risks and uncertainties and will necessarily require the full cooperation of the Parties together with the exchange of Confidential or Proprietary Information, both Parties agree once a specific proposal effort has been identified and agreed upon by the parties to be pursued, they will not actively participate in efforts that are competitive to such proposal effort nor compete independently for the proposal effort during the duration of this Agreement pertaining to such proposal effort. The term, "active participation", as used herein, includes the exchange of technical or pricing data with competitors; provided, however, that the foregoing does not limit or restrict the rights of the Parties with respect to or prevent them from offering to sell or selling to others, products, systems, or services for purposes not directly related to the proposal effort or competitive with this Agreement.

7.2 Nothing herein is intended to affect the rights of the customer to negotiate directly with either Party hereto on any basis the customer may desire.

8.       NOTICES

8.1 All notices, certificates, acknowledgements, and other reports hereunder, shall be in writing and shall be deemed properly delivered when duly received by certified letter, return receipt requested or delivered with confirmed signature receipt by a nationally recognized overnight carrier to the other Party at its address as follows or to such other address as either Party may, by written notice, designate to the other.

                  If to Sub, addressed to:

                           GP Strategies Corporation
                           777 Westchester Avenue
                           White Plains, NY 10604
                           Attention: General Counsel
                           Phone (914) 249-9716       Facsimile (914) 249-9745

                  If to Prime, addressed to:

                           ManTech International Corporation
                           12015 Lee Jackson Highway
                           Fairfax, Virginia  22033-3300
                           Attention:  Office of the General Counsel
                           Phone (703) 218-6000     Facsimile (703) 218-8398

9.       INDEPENDENT CONTRACTORS

9.1 This Agreement is not intended by the Parties to constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind, other than a Prime/Subcontractor arrangement, and the rights and obligations of the Parties shall be only those expressly set forth herein. Neither Party shall have authority to bind the other except to the extent authorized herein. The Prime and Sub shall remain independent contractors at all times and neither Party shall act as an agent for the other.

10.      ASSIGNMENT

10.1 This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and assigns and delegates; provided, however, that neither Party may assign or transfer its interest hereunder or delegate its duties without the prior written consent of the other Party, except that either Party may assign or delegate this Agreement or any specific proposal effort hereunder to a wholly owned subsidiary or affiliate of such Party or another division of its parent company without the other Party's consent. Notwithstanding the foregoing, Sub agrees that all of Prime's right,

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title and interest in and to this Agreement, including all specific proposals efforts hereunder, have been or will be collaterally assigned to its lenders (currently Citizen's Bank of Pennsylvania, acting in its capacity as the administrative agent for the lender parties) pursuant to that certain Business Loan and Security Agreement dated December 17, 2001 (as the same may be amended, modified, substituted or replaced from time to time) and Sub will continue be bound by all the terms and provisions of this Agreement as it may relate to (or be enforced by) Prime's lenders as successors and assigns hereunder.

11.      AMENDMENT

11.1 This Agreement shall not be amended or modified nor shall any waiver of any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both Prime and Sub.

12.      WAIVER

12.1 Time is of the essence of this Agreement. No failure or delay by either Party to insist upon the strict performance of any term, condition, covenant or agreement set forth in this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of such term, condition, covenant or agreement or of any such breach, or preclude a Party from exercising any such right, power or remedy at any later time or times.

13.      ENTIRE AGREEMENT

13.1 This Agreement contains all of the agreements, representations, and understandings of the Parties hereto, is the exclusive and final agreement and supersedes and replaces any and all previous understandings, commitments, or agreements, oral or written, related to the teaming of the Parties on mutually identified proposal efforts.

14.      SEVERABILITY

14.1 If any part, term, or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of a Federal, State, or local government having jurisdiction over this Agreement, the validity of the remaining portions of provisions shall not be affected thereby.

15.      LIMITATION OF LIABILITY

15.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT FOR BODILY INJURY OR DEATH, IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY HERETO FOR SPECIAL CONSEQUENTIAL OR INDIRECT DAMAGES THAT ARE CLAIMED TO BE INCURRED BY THE OTHER PARTY WHETHER SUCH CLAIM ARISES UNDER CONTRACT, TORT, STRICT LIABILITY, WARRANTY, INFRINGEMENT ACTIONS OR OTHER THEORY OF LAW. THIS LIMITATION DOES NOT APPLY TO DAMAGES RESULTING FROM FAILURE TO PROTECT

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CONFIDENTIAL OR PROPRIETARY INFORMATION PROVIDED FOR IN SECTION 4 HEREOF OR FOR
UNAUTHORIZED USE OR RELEASE OF SUCH CONFIDENTIAL OR PROPRIETARY INFORMATION.

The term "special, consequential or indirect damages" as used herein shall include, but is not limited to, such damages as loss or use; loss of business reputation; increased expense of operation; loss of profit; cost of money; loss of use of capital or revenue; or other special, consequential, or indirect damages of any nature arising at any time from any cause whatsoever.

16.      TAXES

16.1 Each Party shall be responsible for their respective present and future taxes, duties, tariffs, fees, imposts, and other charges, including, but not limited to, income, excise, import, purchase, sales, use, turnover, added value, consular, gross receipts, gross wages, and similar assessments imposed upon the responsible Party by any taxing authority as a result of the performance of the responsible Party's duties and responsibilities hereunder.


17.      ADDITIONAL TEAM MEMBERS

17.1 The Prime reserves the right, upon notification to Sub, to add additional members to the team for any specific proposal effort. In the event that additional team members are added, Prime shall obtain Sub's written approval on a case-by-case basis, which approval shall not be unreasonably withheld, prior to disclosing Sub's Proprietary Information. Any such disclosure by Prime shall be pursuant to mutual agreements from the prospective team member substantially similar to Sections 4 and 5 as evidenced by a written agreement between Prime and new team member(s).

18.      JURISDICTION

18.1 This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each Party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia and of any Virginia state court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile.

19.      DESCRIPTIVE HEADINGS

19.1 The enumerations and descriptive headings contained in this Agreement are inserted for convenience of reference only and shall not have any substantive significance in interpreting this agreement.


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20.      COUNTERPARTS

20.1 This Agreement may be executed via facsimile signature and in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective on the date hereinabove indicated.


SUB:                                     PRIME:
GP Strategies Corporation                ManTech International Corporation



By:      /s/ Scott N. Greenberg         By: /s/ John A. Moore, Jr.
Name:    Scott N. Greenberg                 Name: John A. Moore, Jr.
Title:   President and Chief                Title: Executive Vice President
         Financial Officer